SUB-ITEM 77C



Results of annual meeting of shareholders

The Annual Meeting of Shareholders of Western Asset High Income Fund II Inc.
 was held on August 28, 2015 for the purpose of considering and voting upon the election of Directors. The following table provides information concerning the matter voted upon at the Meeting:


1.	Election of Directors: (1-3) Class II Directors, to serve until the 2018
 Annual Meeting of Stockholders(4) Class III Director to serve until the 2016 Annual Meeting of Stockholders; (5) Class I Director to serve until the 2017 Annual Meeting of Stockholders.




No. Shares


Paolo M. Cucchi



Affirmative
71,258,050.633


Withhold
 3,542,816.714







Leslie H. Gelb



Affirmative
70,735,060.633


Withhold
 4,065,806.714




Riordan Roett



Affirmative
71,312,521.633


Withhold
 3,488,345.714







Jane E. Trust



Affirmative
71,309,333.633


Withhold
 3,491,533.714








Robertr D. Agdern

Affirmative
71,217,227.633
Withhold
 3,583,639.714






In addition to Paolo M. Cucchi, Leslie H. Gelb, Riordan Roett, Jane E. Trust and Robert D. Agdern, the other Directors of the Fund were as follows:

Carol L. Colman
Danniel P. Cronin
Eileen A. Kamerick
William R. Hutchinson








I